CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 73 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated November 6, 2001, relating to the financial statements and financial highlights appearing in the September 30, 2001 Annual Reports to Shareholders of Stein Roe Focus Fund and Stein Roe Capital Opportunities Fund; our reports dated November 7, 2001, relating to the financial statements and financial highlights appearing in the September 30, 2001 Annual Reports to Shareholders of Stein Roe Young Investor Fund, Liberty Growth Investor Fund and SR&F Growth Investor Portfolio; our reports dated November 8, 2001, relating to the financial statements and financial highlights appearing in the September 30, 2001 Annual Reports to Shareholders of Stein Roe Asia Pacific Fund, Stein Roe Growth Stock Fund and SR&F Growth Stock Portfolio; our reports dated November 9, 2001, relating to the financial statements and financial highlights appearing in the September 30, 2001 Annual Reports to Shareholders of Liberty Midcap Growth Fund and Stein Roe Small Company Growth Fund; and our reports dated November 12, 2001, relating to the financial statements and financial highlights appearing in the September 30, 2001 Annual Reports to Shareholders of Stein Roe Balanced Fund, SR&F Balanced Portfolio, Stein Roe International Fund and SR&F International Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 29, 2002